Pope Resources Reports Third Quarter Loss Of $75,000

POULSBO, Wash., Oct. 22, 2013 /PRNewswire/ -- Pope Resources (NASDAQ: POPE) reported a net loss attributable to unitholders of $75,000, or a $0.03 loss per ownership unit, on revenue of $11.7 million for the quarter ended September 30, 2013. This compares to net income attributable to unitholders of $3.7 million, or $0.81 per ownership unit, on revenue of $14.6 million for the comparable period in 2012.

Net income for the nine months ended September 30, 2013 totaled $9.5 million, or $2.09 per ownership unit, on revenue of $51.6 million. Net loss for the corresponding period in 2012 totaled $4.4 million, or a $1.03 loss per ownership unit, on revenue of $41.2 million.

Year-to-date results for 2012 were impacted by a $12.5 million increase to our environmental remediation accrual at Port Gamble, Washington. Adjusted net income, which excludes the environmental charge, was $8.1 million, or $1.78 per diluted ownership unit, for the nine months ended September 30, 2012.

Cash flow from operations declined $7.0 million as the Partnership swung from cash provided by operations of $3.3 million for the third quarter of 2012 to cash used in operations of $3.7 million for the quarter ended September 30, 2013, with most of this decline due to $5.3 million of Real Estate expenditures at our Gig Harbor project. For the nine months ended September 30, 2013, cash provided by operations was $13.3 million, compared to $11.9 million for year-to-date 2012 results.

"Our modest quarterly loss was the result of intentionally underweighting our third quarter harvest volume in the face of increased seasonal log supply," said David L. Nunes, President and CEO. "Year-to-date, however, we remain encouraged by the steady improvement in the housing sector and the continued strength of export log markets, both of which have resulted in stronger log pricing."

Third quarter and year-to-date highlights

  Harvest volume was 16.1 million board feet (MMBF) in Q3 2013 compared to 17.1 MMBF in Q3 2012, a 6% decrease.  Harvest volume for the first nine months of 2013 was 69.4 MMBF compared to 61.8 MMBF for the first nine months of 2012, a 12% increase.   These harvest volume figures do not include two timber deed sales, one for 1.8 MMBF sold by one of our timber funds in 2013 and the other from a Partnership tree farm in Q2 2012 for 4.4 MMBF.  The harvest volume and log price realization metrics cited below also exclude these timber deed sales.
  Fund properties contributed 53% of Q3 2013 harvest volume, compared to 41% in Q3 2012.  For the first nine months of 2013, Fund properties contributed 46% of harvest volume, compared to 34% for the first nine months of 2012.
  Mix of harvest volume sold to export markets in Q3 2013 increased to 45% from 14% in Q3 2012, while mix of harvest volume sold to domestic markets decreased to 36% in Q3 2013 from 71% in Q3 2012.  For the first nine months of 2013, the relative percentages of harvest volume sold to export and domestic markets were 33% and 49%, respectively, compared to 23% and 61% in 2012.
  The percentage of total harvest comprised of Douglas-fir sawlogs dropped to 50% in Q3 2013 from 59% in Q3 2012, with a corresponding increase in the whitewood component to 28% in Q3 2013 from 25% in Q3 2012. Similarly, for the first nine months of 2013, the relative mix of Douglas-fir and whitewood was 61% and 20%, respectively, compared to 66% and 18% for the first nine months of 2012. This shift in species mix is consistent with the higher weighting of total harvest toward Fund properties in both 2013's third quarter and year-to-date periods compared to the prior year.
  Average realized log price per thousand board feet (MBF) was $591 in Q3 2013 compared to $525 per MBF in Q3 2012, a 13% increase.  For the first nine months of 2013, the average realized log price per MBF was $609 compared to $537 per MBF for the first nine months of 2012, also a 13% increase.
  The $5.3 million of Real Estate development expenditures incurred at our Gig Harbor project enabled recognition of $448,000 of deferred profit on a Q4 2012 sale that is accounted for on a percentage-of-completion basis and sets the stage for expected further sales from this project later this year.

Third quarter and year-to-date operating results

Fee Timber:

Fee Timber operating income for the third quarter of 2013 was $1.5 million compared to $1.7 million for the third quarter of 2012. This 8% decline in segment operating income was due to Q3 2013 harvest volume being 6% lower than Q3 2012, a slightly higher Q3 2013 proportion of whitewood harvest volume, a heavier mix of harvest from the Fund properties in Q3 2013 with concomitant higher depletion expense, and a reduced volume of timber deed sales in 2013. These factors were partially offset by a $66 per MBF, or 13%, increase in log prices. The 6% reduction in harvest volume was intentional in order to lighten our harvest mix in Q3 2013 based on seasonal softness in the market due to an elevated overall supply of logs available during the summer months.

For the first nine months of 2013, Fee Timber operating income was $13.1 million compared to $10.2 million in 2012. This 28% increase was due to both a 12% increase in harvest volume and a $72 per MBF, or 13% increase in log prices in 2013 compared to 2012. These factors more than offset a heavier 2013 mix of harvest from Fund properties, a slightly higher proportion of whitewood harvest volume in 2013, and reduced volume of timber deed sales in 2013. The 12% increase in harvest volume was a function of front-loading planned harvests to capitalize on stronger-than-anticipated markets early in 2013.

This increase in quarterly and year-to-date log pricing for 2013 compared to 2012 is noteworthy since the current year results include a higher proportion of lower-valued whitewood volume. We enjoyed these improved prices due to a higher mix of export volume and incrementally stronger domestic log markets.

Timberland Management & Consulting (TM&C):

Our TM&C segment generates revenue by managing three private equity timber funds, which are consolidated into the Partnership's financial statements due to the Partnership's role as general partner or managing member of the funds. Consolidating these funds into the Partnership's financial statements results in the accounting elimination of all management fees earned by the Partnership, with a corresponding decrease in operating expenses in the Fee Timber segment. As a result of this consolidation for external reporting purposes, we eliminated $701,000 and $515,000 of management fees for the quarters ended September 30, 2013 and September 30, 2012, respectively, leaving TM&C no reportable revenue in the third quarter of either 2013 or 2012. Operating losses generated by the TM&C segment for the quarters ended September 30, 2013 and 2012 totaled $475,000 and $372,000, respectively, after eliminating revenue earned from managing the funds.

Similarly, due to this consolidation for external reporting purposes, we eliminated $2.1 million and $1.6 million of management fees for the nine months ended September 30, 2013 and September 30, 2012, respectively. TM&C thus had no reportable revenue in the first nine months of either 2013 or 2012. After the revenue elimination, operating losses generated by the TM&C segment for the nine months ended September 30, 2013 and 2012 totaled $1.5 million and $1.2 million, respectively. For both the quarter and year-to-date periods, expenses for this segment are higher on a year-over-year basis, which is a function of the increase in acres under management, although on a per-acre basis expenses are lower as we are benefiting from greater economies of scale in the fund business.

During Q3 2013, Fund II took advantage of low interest rates and its strong projected cash flow to take out an additional $14 million mortgage on top of $11 million it had previously borrowed. Proceeds from this mortgage were distributed pro rata to all Fund II investors, with the Partnership's share amounting to $2.7 million.

Real Estate:

The operating loss of $582,000 posted by our Real Estate segment for the third quarter of 2013 reflects the fact that we had no new land closings in this period, although we recognized $446,000 of deferred profit in connection with a 2012 property sale. In contrast, we reported operating income of $3.0 million for the third quarter of 2012 based on $4.9 million of property sales.

For the first nine months of 2013, the Real Estate segment earned operating income of $1.9 million compared to an operating loss of $10.7 million for the first nine months of 2012, the latter of which included a $12.5 million increase in the accrual for environmental liabilities at Port Gamble.

General & Administrative (G&A):

G&A expenses for Q3 2013 were $1.0 million which is higher than the $832,000 reported for Q3 2012. For the first nine months of 2013, G&A expenses were $3.5 million compared to $3.0 million for the first nine months of 2012. The increase between 2012 and 2013 in G&A expenses for both the quarterly and year-to-date periods was due to the combination of higher non-cash equity compensation expense related to a strong unit price and professional fees incurred for non-recurring projects.

Outlook

We expect total annual harvest volume of between 88 and 90 MMBF, depending on log market conditions in 2013. This harvest volume total for 2013 includes the aforementioned 1.8 MMBF timber deed sale.

Further, we anticipate that a number of land sales that are currently in the pipeline to close in the fourth quarter of 2013 will increase net income for 2013 significantly above 2012 levels.

The financial schedules attached to this earnings release provide detail on individual segment results and operating statistics.

About Pope Resources

Pope Resources, a publicly traded limited partnership and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 193,000 acres of timberland and development property in Washington, Oregon, and California. We also manage, co-invest in, and consolidate three private equity timber funds, for which we earn management fees. These funds provide an efficient means of investing our own capital in Pacific Northwest timberland while earning fees from managing the funds for third-party investors. The company and its predecessor companies have owned and managed timberlands and development properties for 160 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Among those forward-looking statements contained in this report are statements about management's expectations for future log prices and markets, and statements about our expectations for the timing and effect of the completion of sales in our Real Estate segment. However, readers should note that all statements other than expressions of historical fact are forward-looking in nature. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include our ability to accurately estimate the cost of ongoing and changing environmental remediation obligations; our ability to consummate various real estate transactions currently under contract or in negotiation on the terms management expects; conditions in the housing construction and wood-products markets, both domestically and globally, that affect demand for our products; factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property, including changes in those regulations; conditions affecting credit markets as they affect the availability of capital and costs of borrowing; labor, equipment and transportation costs that affect our net income; the impacts of natural disasters on our timberlands and on surrounding areas; and our ability to discover and to accurately estimate liabilities associated with our properties. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Risk Factors."

Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Pope Resources, A Delaware Limited Partnership
Unaudited

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
	(all amounts in $000's, except per unit amounts)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Revenue	$11,724	$14,595	$51,639	$41,189
Costs and expenses:
Cost of sales	(7,769)	(7,037)	(28,718)	(22,157)
Operating expenses	(4,485)	(4,146)	(12,834)	(11,200)
Real estate environmental remediation	-	-	-	(12,500)
Operating income	($530)	$3,412	$10,087	($4,668)
Interest expense, net	(385)	(352)	(1,083)	(1,120)
Income (loss) before income taxes	(915)	3,060	9,004	(5,788)
Income tax benefit (expense)	202	(201)	218	(335)
Net income (loss)	(713)	2,859	9,222	(6,123)
Net loss attributable to noncontrolling interests	638	816	315	1,709
Net income (loss) attributable to Pope Resources' unitholders	($75)	$3,675	$9,537	($4,414)

Basic and diluted weighted average units outstanding	4,371	4,354	4,369	4,350

Basic and diluted net income (loss) per unit	($0.03)	$0.81	$2.09	($1.03)

CONDENSED CONSOLIDATING BALANCE SHEETS
(all amounts in $000's)

	September 30, 2013				December 31, 2012

Assets:	Pope	ORM Timber Funds	Consolidating Entries	Consolidated
Cash and cash equivalents	$5,932	$1,128	$-	$7,060	$3,779
Other current assets	12,338	1,061	(538)	12,861	3,475
Total current assets	18,270	2,189	(538)	19,921	7,254
Timber and roads, net	31,819	143,402	-	175,221	183,287
Timberlands	14,414	26,312	-	40,726	41,201
Buildings and equipment, net	5,907	-	-	5,907	6,154
Land held for development	27,321	-	-	27,321	29,039
Investment in ORM Timber Funds	24,132	-	(24,132)	-	-
Other assets	356	100	-	456	564
Total	$122,219	$172,003	($24,670)	$269,552	$267,499
Liabilities and equity:
Current liabilities	$6,393	$1,697	($538)	$7,552	$6,847
Current portion of long-term debt	105	11	-	116	125
Current portion of environmental remediation	455	-	-	455	750
Total current liabilities	6,953	1,708	(538)	8,123	7,722
Long-term debt	32,628	25,000	-	57,628	43,710
Environmental remediation	13,046	-	-	13,046	13,193
Other long-term liabilities	203	-	-	203	233
Total liabilities	52,830	26,708	(538)	79,000	64,858
Partners' capital	69,389	145,295	(146,620)	68,064	64,223
Noncontrolling interests	-	-	122,488	122,488	138,418
Total	$122,219	$172,003	($24,670)	$269,552	$267,499

RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO UNITHOLDERS AND
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO UNITHOLDERS, INCLUDING PER UNIT AMOUNTS
(all amounts in $000's)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Reported GAAP net income (loss) attributable to unitholders	($75)	$3,675	$9,537	($4,414)
Added back:
Environmental remediation	-	-	-	12,500
Adjusted net income (loss) attributable to unitholders*	($75)	$3,675	$9,537	$8,086

Per unit amounts:
Reported GAAP basic and diluted net income (loss) per unit	($0.03)	$0.81	$2.09	($1.03)
Added back:
Environmental remediation	-	-	-	2.81
Adjusted basic and diluted net income (loss) per unit*	($0.03)	$0.81	$2.09	$1.78

*Pursuant to Regulation G, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors to understand operating results excluding environmental charges.

RECONCILIATION BETWEEN NET INCOME (LOSS) AND CASH FLOWS FROM OPERATIONS
(all amounts in $000's)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net income (loss)	($713)	$2,859	$9,222	($6,123)
Added back:
Depletion	2,254	2,081	8,996	7,214
Depreciation and amortization	180	488	525	825
Equity-based compensation	225	110	988	629
Real estate project expenditures	(5,368)	(834)	(6,859)	(1,316)
Deferred taxes	(165)	(107)	(262)	(124)
Cost of land sold	589	348	1,529	348
(Gain) on sale of building and fixed assets	-	(2,752)	-	(2,752)
Disposal of capital assets	-	-	57	-
Change in environmental remediation liability	(188)	(255)	(441)	11,998
Change in operating accounts	(549)	1,316	(480)	1,231
Cash provided by (used in) operations	($3,735)	$3,254	$13,275	$11,930

SEGMENT INFORMATION
	(all amounts in $000's)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Revenue:
Partnership Fee Timber	$4,999	$5,866	$24,475	$24,466
Funds Fee Timber	5,300	3,499	19,378	10,854
Total Fee Timber	10,299	9,365	43,853	35,320
Timberland Management & Consulting (TM&C)	-	-	-	-
Real Estate	1,425	5,230	7,786	5,869
Total	11,724	14,595	51,639	41,189
Operating income (loss):
Fee Timber	1,529	1,655	13,091	10,239
TM&C	(475)	(372)	(1,484)	(1,179)
Real Estate	(582)	2,961	1,913	(10,728)
General & administrative	(1,002)	(832)	(3,433)	(3,000)
Total	($530)	$3,412	$10,087	($4,668)

SELECTED STATISTICS

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Log sale volumes by species (million board feet):
Sawlogs
Douglas-fir	8.1	10.1	42.0	40.5
Whitewood	4.4	4.2	14.1	10.9
Cedar	0.5	0.2	1.3	0.6
Hardwood	0.6	0.4	2.0	1.9
Pulpwood
All species	2.5	2.2	10.0	7.9
Total	16.1	17.1	69.4	61.8

Log sale volumes by destination (million board feet):
Export	7.2	2.3	23.1	14.3
Domestic	5.7	12.2	34.3	37.7
Hardwood	0.7	0.4	2.0	1.9
Pulpwood	2.5	2.2	10.0	7.9
Subtotal log sale volumes	16.1	17.1	69.4	61.8
Timber deed sale	1.2	-	1.8	4.4
Total	17.3	17.1	71.2	66.2

Average price realizations by species (per thousand board feet):
Sawlogs
Douglas-fir	657	577	678	577
Whitewood	615	486	610	494
Cedar	1,087	1,087	1,152	1,044
Hardwood	555	592	531	594
Pulpwood
All species	252	273	269	334
Overall	591	525	609	537

Average price realizations by destination (per thousand board feet):
Export	684	570	696	588
Domestic	624	559	655	557
Hardwood	555	592	531	594
Pulpwood	252	273	269	334
Overall log sales	591	525	609	537
Timber deed sale	211	-	211	231

Owned timber acres	111,000	113,000	111,000	113,000
Acres owned by Funds	80,000	61,000	80,000	61,000
Depletion per MBF -Partnership Tree Farms	56	59	56	59
Depletion per MBF -Fund Tree Farms	189	211	196	214
Capital and development expenditures ($000's)	5,935	1,301	8,463	2,559

QUARTER TO QUARTER COMPARISONS
(Amounts in $000's except per unit data)

	Q3 2013 vs.		YTD Q3 2013 vs.
	Q3 2012		YTD Q3 2012
Net income (loss) attributable to Pope Resources' unitholders:
3rd Quarter 2013	($75)		$9,537
3rd Quarter 2012	3,675		(4,414)
Variance	($3,750)		$13,951

Detail of earnings variance:
Fee Timber
Log volumes (A)	($552)		$4,075
Log price realizations (B)	1,061		4,998
Timber deed sale	253		(655)
Production costs	(619)		(3,592)
Depletion	(174)		(1,486)
Other Fee Timber	(95)		(488)
Timberland Management & Consulting
Other Timberland Mgmt. & Consulting	(103)		(305)
Real Estate
Land sales	(2,795)		1,835
Conservation easement sales	(985)		(985)
Timber depletion on land sale	22		(354)
Other Real Estate	215		(355)
Environmental remediation costs	-		12,500
General & administrative costs	(170)		(433)
Net interest expense	(33)		37
Taxes	403		553
Noncontrolling interest	(178)		(1,394)
Total variance	($3,750)		$13,951

(A) Volume variance calculated by extending change in sales volume by the average log sales price for the comparison period.
(B) Price variance calculated by extending the change in average realized price by current period volume.

CONTACT: Tom Ringo, VP & CFO, 360.697.6626, Fax 360.697.1156